Function(x) Schedules Conference Call to Discuss First Quarter Fiscal 2017 Results

NEW YORK – November 17, 2016 – Function(x)Inc. (NASDAQ: FNCX), the social publishing and fantasy sports company, announced today that the Company has scheduled a conference call on Tuesday, November 22, 2016 at 9:00 A.M. Eastern Time (ET) to review results for the first fiscal quarter ended September 30, 2017.

Conference call information:
Date: Tuesday, November 22, 2016
Time: 9:00 A.M. Eastern Time (ET)
Dial in Number for U.S. & Canadian Callers: 877-407-0832
Dial in Number for International Callers (Outside of the U.S. & Canada): 201-689-8433

Participating on the call will be Executive Chairman and Chief Executive Officer Robert FX Sillerman, President and Chief Operating Officer Birame Sock, Chief Financial Officer Michelle Lanken, Chief Investment Officer Reaz Islam, and Director of Financial Planning and Analysis Michael Seeley, who will discuss operational and financial highlights for the first fiscal quarter of 2017 and other significant topics.

To join the live conference call, please dial into the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time.
A replay will be available for 14 days starting on November 22, 2016, beginning one hour after the end of the conference call, and will run through midnight on December 6, 2016. To access the replay, please dial 877-407-0832 in the U.S. and 201-612-7415 for international callers. The conference ID# is 13650457.

About Function(x) Inc.

Function(x) operates Wetpaint.com, the leading online destination for entertainment news for millennial women, covering the latest in television, music, and pop culture and Rant, a leading digital publisher with original content in 13 different verticals, most notably in sports, entertainment, pets, cars and food. Function(x) Inc. is also the largest shareholder of DraftDay Gaming Group, which is well-positioned to become a significant participant in the expanding fantasy sports market, offering a high-quality daily fantasy sports experience both directly to consumers and to businesses desiring turnkey solutions to new revenue streams.  Function(x) Inc. also owns Choose Digital, a digital marketplace platform that allows companies to incorporate digital content into existing rewards and loyalty programs in support of marketing and sales initiatives. For more information, visit www.functionxinc.com.

For further investor and media information contact:

Birame Sock, 212-231-0092
President & Chief Operating Officer
bsock@functionxinc.com

or

Media Relations:
IRTH Communications
Robert Haag, 866-976-4784
Managing Partner